SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT, dated February 12, 2004 with effect from July 1, 2003, is among **Triumph Case Management Ltd.,** a CBCA corporation ("Triumph"), **Searchlight Systems Inc.,** a Nevada corporation ("Searchlight Nevada"), and **Searchlight Solutions, Ltd. (formerly Electronic Manufacturing Solutions and Services, Inc.,** a Nevada corporation ("Searchlight Solutions"), (collectively, the "Parties").

WHEREAS:

A. Triumph is the sole shareholder of Searchlight Nevada.

B. Searchlight Solutions wishes to acquire all of the issued and outstanding common shares of Searchlight Nevada from Triumph in consideration for shares of Searchlight Solutions.

C. Searchlight Nevada is a party to this Agreement to add certain representations, warranties and covenants with respect to completion of the share exchange.

In consideration of the mutual premises, covenants and agreements set forth in this Agreement, the Parties agree that:

ARTICLE ONE
SHARE EXCHANGE

1.1 **Share Exchange**. Triumph shall exchange all of the issued and outstanding common shares of Searchlight Nevada (the "Searchlight Shares") for 17,968,500 common shares of Searchlight Solutions (the "Searchlight Solutions Shares").

1.2 **Instruments of Conveyance and Transfer**. Upon closing, Triumph shall deliver a share certificate for 100 shares registered in the name of Searchlight Solutions representing the Searchlight Shares. Searchlight Solutions shall deliver a share certificate representing the Searchlight Shares to Triumph.

ARTICLE TWO
REPRESENTATIONS AND WARRANTIES OF
TRIUMPH, SEARCHLIGHT NEVADA AND SEARCHLIGHT SOLUTIONS

2.1 Triumph and Searchlight Nevada represent and warrant to Searchlight Solutions, with the intent that Searchlight Solutions will rely upon these representations and warranties in entering into this Agreement and completing the transaction contemplated that:

(a) Searchlight Nevada is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. It has all requisite corporate power, franchises, licenses, permits, and authority to own its properties and assets and to carry on its business as it has been and is being conducted.

(b) Searchlight Nevada is authorized to issue 50,000,000 shares of capital stock with a par value of one tenth of one cent per share of which 100 common shares are validly issued and outstanding as fully paid and non-assessable shares. Triumph

is the registered and beneficial owner of the Searchlight Shares and owns the Searchlight Shares free and clear of any liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever.

(c) No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any of the Searchlight Shares or, to the knowledge of Triumph, for the purchase, subscription or issuance of any unissued shares in the capital of Searchlight Nevada.

(d) Triumph has full right, power and authority to enter into this Agreement on the terms and conditions contained and to transfer and cause the transfer of full legal, registered and beneficial title and ownership of the Searchlight Shares to Searchlight Solutions.

(e) There are no restrictions on the transfer, sale or other disposition of the Searchlight Shares contained in the charter documents of Searchlight Nevada or under any agreement, and the Searchlight Shares may be freely traded and transferred to Searchlight Solutions under all applicable laws and regulations.

(f) The execution and delivery of this Agreement, and the transfer of the Searchlight Shares contemplated, have been duly and validly authorized by all necessary corporate action on the part of Searchlight Nevada and this Agreement constitutes a legal, valid and binding obligation of Triumph and Searchlight Nevada and is enforceable against them in accordance with its terms.

2.2 Searchlight Solutions represents and warrants to Searchlight Nevada and Triumph, with the intent that Searchlight Nevada and Triumph will rely upon these representations and warranties in entering into this Agreement and completing the transaction contemplated that:

(a) Searchlight Solutions is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. It has all requisite corporate power, franchises, licenses, permits, and authority to own its properties and assets and to carry on its business as it has been and is being conducted.

(b) Searchlight Solutions is acquiring the Searchlight Shares solely for Searchlight Solutions' own account as principal, for investment purposes only and not with a view to resale or distribution, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in the Searchlight Shares.

(c) Searchlight Solutions will not sell or otherwise transfer the Searchlight Shares without registration under the Act or an exemption and fully understands that Searchlight Solutions must bear the economic risk of Searchlight Solutions' purchase for an indefinite period of time because, among other reasons, the Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are registered under the Act and under the applicable securities laws of such states or unless an exemption from that registration is available.

(e) At Closing as defined in Section 4.1 below, Triumph shall transfer title to the Searchlight Shares to Searchlight Solutions free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind, whether direct or indirect or contingent, other than any legends required by securities laws and regulations.

ARTICLE THREE
CONDITIONS PRECEDENT

Conditions Precedent of Triumph and Searchlight Nevada

3.1 Triumph's and Searchlight Nevada's obligations to carry out the transactions contemplated is subject to the fulfilment of each of the following conditions precedent by the Closing:

(a) all documents or copies of documents required to be executed and delivered to Triumph and Searchlight Nevada have been executed and delivered;

(b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by Searchlight Solutions before the Closing have been complied with or performed; and

(c) the representations and warranties of Searchlight Solutions set forth in section 2.2 are true and correct at the Closing with the same effect as if made as of the Closing.

Waiver by Searchlight Nevada and Triumph

3.2 The conditions precedent set out in section 3.1 are inserted for the exclusive benefit of Triumph and Searchlight Nevada and any condition may be waived in whole or in part by Triumph and Searchlight Nevada before the Closing by delivering to Searchlight Solutions a written waiver to that effect signed by Triumph and Searchlight Nevada. If Triumph and Searchlight Nevada waive compliance with any condition, Triumph and Searchlight Nevada may not allege any breach of that condition so waived.

Conditions Precedent of Searchlight Solutions

3.3 The obligation of Searchlight Solutions to carry out the transactions contemplated is subject to the fulfilment of each of the following conditions precedent on or before the Closing:

(a) all funds, documents or copies of documents required to be executed and delivered to Searchlight Solutions hereunder have been executed and delivered;

(b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by Triumph and Searchlight Nevada by the Closing have been complied with or performed; and

(c) the representations and warranties of Triumph and Searchlight Nevada set forth in section 2.1 are true and correct at the Closing with the same effect as if made as of the Closing.

Waiver by Searchlight Solutions

3.4 The conditions precedent set out in section 3.3 are inserted for the exclusive benefit of Searchlight Solutions and any condition may be waived in whole or in part by Searchlight Solutions before the Closing by delivering to Triumph and Searchlight Nevada a written waiver to that effect signed by Searchlight Solutions. If Searchlight Solutions waives compliance with any condition, Searchlight Solutions may not allege any breach of that condition so waived.

Nature of Conditions Precedent

3.5 The conditions precedent set forth in this Article 3 are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions precedent in favour of the other party or parties set forth in this Article 3.

ARTICLE FOUR
CLOSING AND DELIVERY OF DOCUMENTS

4.1 The exchange of Searchlight Shares for Searchlight Solutions Shares and the other transactions contemplated by this Agreement will be closed on the 10th business day following the date on which all conditions precedent in this Agreement have been satisfied or waived by the Parties (the "Closing"). The Closing will take place at 10:00 a.m. at the offices of Gerald R. Tuskey, Personal Law Corporation, Suite 1000, 409 Granville Street, Vancouver, British Columbia.

Documents to be delivered by Triumph and Searchlight Nevada

4.2 By the Closing, Triumph and Searchlight Nevada will deliver or cause to be delivered to Searchlight Solutions:

(a) the records book for Searchlight Nevada containing all original share certificates representing previous issuances of shares of Searchlight Nevada duly endorsed for transfer to Searchlight Solutions as required, together with a duly executed share certificate representing the Searchlight Shares issued to Searchlight Solutions and recorded in the share register of Searchlight Nevada;

(b) certified copies of resolutions of the shareholders and directors of Searchlight Nevada as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c) all other documents as Searchlight Solutions may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be delivered by Searchlight Solutions

4.3 By the Closing, Searchlight Solutions shall deliver or cause to be delivered to Searchlight Nevada and Triumph:

(a) a certified resolution of the directors of Searchlight Solutions approving the transactions contemplated by this Agreement;

(b) a share certificate of Searchlight Solutions registered in the name of Triumph for 17,968,500 common shares of Searchlight Solutions bearing a legend restricting their trading under Rule 144 of the Act;

(c) all other documents as Searchlight Nevada or Triumph may reasonably require to give effect to the terms and intention of this Agreement.

Delivery of Documents in Escrow

4.4 Upon execution of this Agreement, Searchlight Solutions, Triumph and Searchlight Nevada shall use their best efforts to deliver the closing documents set out in subparagraphs 4.2 and 4.3 to Searchlight Solutions' solicitor in escrow. All closing documents delivered to Searchlight Solutions' solicitors in escrow will be held until all conditions precedent set out in Article 3 of this Agreement have been satisfied or waived by Triumph, Searchlight Solutions and Searchlight Nevada as applicable. Upon satisfaction of all conditions precedent, Searchlight Solutions' solicitors shall be entitled to release the closing documents to Searchlight Solutions, Searchlight Nevada and Triumph.

ARTICLE FIVE
FINANCING PROVISIONS

5.1 Triumph agrees to use its best efforts to obtain private placement equity financing for Searchlight Solutions in the amount of CDN$500,000 within 30 days of the effective date of this Agreement. Triumph will use its best efforts to obtain an additional CDN$500,000 in private placement equity financing within 30 days of Searchlight Solutions' listing being upgraded from the Pink Sheets to the OTC Bulletin Board.

5.2 Triumph may itself subscribe for a portion or all of the private placement equity financing to be provided to Searchlight Solutions or may invite participation in the financing by sophisticated, accredited or other non-U.S. person investors.

ARTICLE SIX
GENERAL PROVISIONS

6.1 **Entire Agreement**. This Agreement sets forth the entire agreement and understanding of the Parties with respect to the transactions contemplated, and supersedes all prior agreements, arrangements and understandings related to the subject matter. No

understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

6.2 **Notices.** Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties be desirable, to be given to any other Party hereto must be in writing and delivered personally by facsimile to the following addresses:

If to Searchlight Nevada or Triumph

Searchlight Systems Inc.
Triumph Case Management Ltd.
Suite 500
329 Railway Street
Vancouver, B.C.

Attention: Mr. Gary Procknow
Fax: (604)255-3333

If to Searchlight Solutions:

Searchlight Solutions Ltd.
(formerly Electronic Manufacturing Solutions and Services, Inc.)
Suite 800
1450 Creekside Drive
Vancouver, B.C.

Attention: Mr. Brent Nelson
Fax: (604)714-2301

With copies to:

Gerald R. Tuskey, Personal Law Corp.
Suite 1000, 409 Granville Street
Vancouver, B.C.
V6C 1T2

Attention: Mr. Gerald R. Tuskey
Fax: (604)688-4933

The persons and addresses set forth above may be changed from time to time by a notice sent as previously referred to. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, the notice is conclusively deemed given at the time of delivery.

6.3 **Waiver and Amendment**. Any term, provision, covenant, representation, warranty of condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits. The failure or delay of any party at any time to require performance of any provision or to exercise its rights with respect to any provision in no manner

operates as a waiver of or affects the party's right at a later time to enforce the performance. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, is deemed to be a further or continuing waiver of any condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement is valid and binding unless it is in writing and signed by the Parties.

6.4 **Choice of Law**. This Agreement and the rights of the Parties are governed by the laws of the State of Nevada including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

6.5 **Jurisdiction**. The parties submit to the jurisdiction of the courts of the State of Nevada for the resolution of all legal disputes arising under the terms of this Agreement.

6.6 **Counterparts; Facsimile Signatures**. This Agreement may be executed in one or more counterparts, each of which is deemed an original, but all of which together constitute one instrument. Facsimile signatures of this Agreement are deemed a valid and binding execution of this Agreement.

6.7 **Attorneys' Fees**. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

6.8 **Taxes**. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

6.9 **Shareholder and Director Approval**. All of the provisions of this Agreement, including the Closing, are expressly contingent upon the approval of the shareholders and directors of both Searchlight Solutions and Searchlight Nevada. If any required approvals are not received, this Agreement automatically and immediately terminates and all Parties shall return or cause to be returned any documents or items of value received in connection with this Agreement. Further, the Parties will keep the terms and subject of this Agreement confidential.

IN WITNESS WHEREOF, the Parties have executed this Agreement, as of the date first written above.

Triumph Case Management Ltd.

Per: ______________________________

Authorized Signatory

Searchlight Systems Inc.

Per:

Authorized Signatory

Searchlight Solutions Ltd.
(formerly Electronic Manufacturing Solutions and Services, Inc

Per:

Authorized Signatory